Exhibit 99.1

PURCHASE AND SALE AGREEMENT

This is an Agreement dated May 7, 2009 (the “Effective Date”) between THE CONNECTICUT WATER COMPANY, a Connecticut corporation having an office at 93 West Main Street, Clinton, CT 06413-1645 (“Seller)” and the TOWN OF WINDSOR LOCKS, a municipality located in the County of Hartford and State of Connecticut, acting by and through its Board of Selectmen (“Buyer”).

RECITALS

A.           The addresses and telephone numbers of the parties to this Agreement are as follows.  Telephone numbers are included for information only.

SELLER:	BUYER:
The Connecticut Water Company 93 West Main Street Clinton, CT 06413-1645 Attn: Maureen Westbrook Tel: (860) 669-8630 Fax: (860) 669-7328 Email: mwestbrook@ctwater.com	Town of Windsor Locks 50 Church Street Windsor Locks, CT 06096-0412 Attn: Steven N. Wawruck, Jr., First Selectman Tel: (860) 627-1444 Fax: (860) 292-1121 Email: swawruck@wlocks.com
Copies of any notice to Seller should also be sent to:	Copies of any notice to Buyer should also be sent to:
Barbara A. Sarrantonio, Esq. Murtha Cullina, LLP City Place I, 185 Asylum St. Hartford, CT 06103 Tel: (860) 240-6061 Fax: (860) 240-6150 Email: bsarrantonio@murthalaw.com	Christopher R. Stone, Esq. Chadwick & Stone, LLP 111 Founders Plaza Suite 1403 East Hartford, CT 06108 Tel: (860) 610-4500 Fax: (860) 610-4504 Email: crs@chadwickstone.com

B.           Seller is the owner of several parcels of land located on South Center Street in Windsor Locks, Connecticut, being portions of the land described in three deeds recorded in the Town of Windsor Locks Land Records in Volume 61 at Page 493, Volume 61 at Page 504 and Volume 85 at Page 634, respectively, and generally depicted on the preliminary plan attached hereto as Exhibit A and incorporated herein (collectively, the “Subject Property”).

C.           It is the mutual intention of Seller and Buyer that the Subject Property be preserved as open space and for passive recreational purposes and watershed protection.

AGREEMENT

In consideration of the Deposit (as defined in Section 2(a) herein), the receipt and sufficiency of which is hereby acknowledged, and the mutual covenants contained herein, the parties agrees as follows:

1.           Agreement to Buy and Sell a Conservation Easement; Condition of Title; Survey.

(a)           Agreement to Sell and Buy a Conservation Easement.  Seller agrees to sell, and Buyer agrees to buy, a conservation easement on, over and across the Subject Property for the purposes of protecting open space and recreation and preventing future development and subdivision, which conservation easement shall be substantially in the form attached hereto as Exhibit B and attached hereto (the “CE”).  The CE shall be delivered at Closing (as defined in Section 3 herein) in proper form for recording in the Windsor Locks land records.

(b)           Condition of Title.  The CE shall convey a good and clear record and marketable conservation easement with warranty covenants, free from encumbrances and encroachments from or on the Subject Property, except:

(i)           Applicable laws and regulations of any governmental authority in effect on the date hereof, provided that the Subject Property are not in violation of such laws, ordinances and regulations;

(ii)           Such taxes for the then current tax period as are not due and payable on the date of the delivery of the CE;

(iii)           Any liens for municipal betterments as are not due and payable on the date of the delivery of the CE;

(iv)           Any other matters of record not objected to by Buyer in accordance with Section 9 herein that do not materially interfere with the public’s use and enjoyment of the Subject Property.

(c)           Survey.  The acreage and the descriptions of the Subject Property shall be based upon a survey (the “Survey”), which Survey has been obtained by Seller at Seller’s expense and approved by Buyer.

2.           Purchase Terms.

(a) Deposit.  Contemporaneously with the execution of this Agreement, Buyer delivered to Seller the sum of Ten Thousand and 001//00 ($10,000.00) (the “Deposit”), which monies may be commingled with Seller’s other funds and which shall be accounted for at Closing,  The Deposit shall be credited toward the Purchase Price (as defined in Section 2(b) herein) of the CE, and shall be refundable in accordance with the terms of this Agreement.

(b) Purchase Price.  Seller shall sell to Buyer, and Buyer shall buy from Seller, the CE for an amount equal to Two Million Dollars and 00/Cents ($2,000,000.00) (as such amount may be adjusted in accordance with the terms hereof, the “Purchase Price”).

(c) Method of Payment.  The Purchase Price, less the Deposit, shall be payable at Closing by means of a certified check or by wire transfer of immediately available funds.

3.           Time of Closing.  The CE over the Subject Property shall be delivered by the Seller and the balance of the Purchase Price shall be delivered by the Buyer on September 15, 2009, or such earlier date agreed upon in writing by the parties (the “Closing”), at the office of Seller’s counsel unless otherwise agreed upon in writing.  The parties acknowledge and agree that time shall be of the essence as to the Closing.

4.           Escrow Closing.  At the Buyer’s request, the transaction contemplated hereunder may be closed by a mutually acceptable Escrow Holder in accordance with the general provisions of the usual form of escrow agreement then in use by Escrow Holder, with such special provisions inserted in said escrow agreement as may be required to conform with the terms and conditions of this Agreement.  The cost of the escrow shall be borne by Buyer.  In the event of an Escrow Closing, (a) Seller shall deposit with the Escrow Holder the CE and other documents required to be executed and delivered by Seller hereunder; and (b) Buyer shall deposit with the Escrow Holder all documents required to be delivered by Buyer hereunder and funds sufficient to pay the Purchase Price, as adjusted.  At the Closing, the Escrow Holder shall pay the Purchase Price, as adjusted, to Seller, record the CE, Survey and any other required documents and deliver to the appropriate parties all other closing documents.

5.           Title Insurance.  This agreement is contingent upon Buyer’s being able to obtain, at Buyer’s sole cost and expense, an ALTA owner’s policy of title insurance in the full amount of the Purchase Price insuring that title to the Subject Property is vested in Seller at Closing subject only to the exceptions noted in Section 1 herein and the terms of the CE, and insuring that the CE is subordinate only to the exceptions noted in Section 1 herein.

6.           Seller’s Covenants.  Seller covenants that, from and after the Effective Date until the Closing or the earlier termination of this Agreement except in accordance with Seller’s past practices and in the ordinary course of Seller’s business, Seller shall:

(a)           not make, permit or suffer to be made any leases, contracts, options or agreements whatsoever affecting the Subject Property prior in right to the CE (including, but not limited to, any extension, amendment, modification and/or clarification of the same), nor shall Seller cause or permit any lien (voluntary or involuntary), encumbrance, mortgage, deed of trust, right, restriction or easement to be placed upon or created with respect to the Subject Property (including, but not limited to, any extension, amendment, modification and/or clarification of the same), except with the written consent of Buyer,;

(b)           not remove, permit or suffer the removal of any vegetation, soil or minerals from the Subject Property or disturb or suffer the disturbance of the existing contours and/or other natural features of the land in any way whatsoever, except Seller reserves the right to take all necessary action needed to abandon properly the public water supply wells on the Subject Property in accordance with Connecticut Regulations whether before the Closing or, if necessary, after the Closing;

(c)           not cause, permit or suffer any dumping or depositing of any materials on the Subject Property, including, without limitation, garbage, construction debris or solid or liquid wastes of any kind;

(d)           not cause, permit or suffer any default beyond the applicable cure period under any mortgage or deed of trust covering the Subject Property, or cause or permit the foreclosure of any other lien affecting the Subject Property.

(e)           maintain, service, and/or insure the Subject Property and its improvements at the same or greater level of effort and expense as Seller has maintained, serviced and/or insured the Subject Property for Seller’s own account prior to this Agreement.

Seller shall promptly cure, at Seller’s sole cost and expense, each and every breach or default of any covenant set forth in this Section upon receipt of notice thereof by Buyer.  If Seller is unwilling or unable to cure any such breach, Seller shall so notify Buyer in writing within ten (10) business days of Seller’s receipt of Buyer’s notice.  Following Buyer’s receipt of such written response from Seller, Buyer may elect to either (a) terminate this Agreement upon written notice to Seller, in which case (i) Seller shall promptly refund the Deposit to Buyer, (ii)  the parties shall have no further obligations under this Agreement except for those obligations which expressly survive the termination of this Agreement, and (iii) Buyer may seek damages equal to its actual costs arising from said breach unless said breach was caused by and/or the result of the actions of one or more third parties not under Seller’s control or “Acts of God,” in which case, Seller shall not be liable for such damages, or (b) proceed with the purchase of the Subject Property subject to the objectionable conditions with no reduction in the Purchase Price.

7.           Seller’s Representations and Warranties.  Seller makes the following representations and warranties, to the best of Seller’s knowledge and belief and, only as to subsections(a) through (e) inclusive, upon reasonable investigation:

(a)           Seller has full power and authority to enter into this Agreement and to sell, transfer and convey all right, title and interest in and to the Subject Property, subject only to DPUC approval and statutory rights of first refusal under which the Town of Windsor Locks has first priority.

(b)           No one other than Seller will be in possession of or own any portion of the Subject Property.

(c)           There is no suit, action, arbitration, or legal, administrative or other proceeding or injury pending or threatened against the Subject Property or any portion thereof or pending or threatened against Seller which could affect Seller’s title to the Subject Property or any portion thereof, affect the value of the Subject Property, or any portion thereof, or subject an owner of the Subject Property, or any portion thereof to liability.

(d)           Except as otherwise disclosed in writing to the Buyer, to the best of Seller’s knowledge and belief, there are no:

(i)           Intended public improvement or private right which will result in the creation of any lien upon the Subject Property or any portion thereof;

(ii)           Uncured notices which have been served upon Seller by any governmental agency notifying Seller of any violations of law, ordinance, rule or regulation which would affect the Subject Property or any portion thereof;

(iii)           Actual or impending mechanics liens against the Subject Property or any portion thereof;

(iv)           Notices from governmental agencies received by Seller regarding any conditions existing on the Subject Property or in the vicinity of the Subject Property or in ground or surface waters associated with the Subject Property that may have a material effect on the value of the Subject Property or subject the owner of the Subject Property to potential liabilities under Environmental Laws, as herein defined;

(v)           There are no taxes or betterment assessments other than ordinary real estate taxes pending or payable against the Subject Property and there are no contingencies existing under which any assessment for real estate taxes may be retroactively filed against the Subject Property, and there are no taxes or levies, permit fees or connection fees which must be paid respecting existing curb cuts, sewer hook-ups, water-main hook-ups or services of a like nature.

(vi)           There is no pending or threatened condemnation or eminent domain proceeding with respect to the Subject Property.

(vii)           No portion of the Subject Property is located in any special flood hazard area designated by any federal, state, county or local governmental agencies having jurisdiction over the Subject Property.

(e)           There is no lease, license, permit, option, right of first refusal (other than statutory rights of first refusal described above) or other agreement, oral or written, which affects the Subject Property or any portion thereof.

(f)           Seller has no knowledge, nor does Seller have reason to know, of any condition at, on, under or related to the Subject Property presently or potentially posing a significant hazard to human health or the environment (whether or not such condition constitutes a violation of Environmental Laws, as hereinafter defined), other than the historical presence of EDB in the groundwater on, under and around the Subject Property.  Except as set forth in the previous sentence, Seller has no knowledge, nor does Seller have reason to know, of any production, use, treatment, storage, transportation, or disposal of any Hazardous Substance (as hereinafter defined) on the Subject Property, nor does Seller have any knowledge that there has been any release or threatened release of any Hazardous Substance, pollutant or contaminant into, upon or over the Subject Property or into or upon ground or surface water at the Subject Property or within 2000 feet of the boundaries thereof.  Seller has no knowledge, nor does Seller have any reason to know that any Hazardous Substance is now or ever has been stored on the Subject Property in underground tanks, pits or surface impoundments.  Seller has no knowledge, nor does Seller have reason to know that any asbestos-containing materials are incorporated into the buildings or interior improvements or equipment which are part of the Subject Property, if any, nor is there any electrical transformer, fluorescent light fixture with ballasts or other PCB item (as defined at 40 CFR ‘ 761.3) on the Subject Property.  As used herein, “Hazardous Substance(s)” means any substance which is (i) defined as a hazardous substance, hazardous material, hazardous waste, pollutant or contaminant under any Environmental Law, (ii) a petroleum hydrocarbon, including crude oil or any fraction thereof, (iii) hazardous, toxic, corrosive, flammable, explosive, infectious, radioactive, carcinogenic, or reproductive toxicant, (iv) regulated pursuant to any Environmental Law, or (v) any pesticide regulated under state or federal law.  As used herein, the term “Environmental Law(s)” means each and every federal, state, and local law, statute, ordinance, regulation, rule, judicial or administrative order or decree, permit, license, approval, authorization or similar requirement of each and every federal, state and local governmental agency or other governmental authority pertaining to the protection of human health and safety or the environment.  Seller is in compliance with all laws and regulations in connection with any handling, use, storage or disposal of Hazardous Substances including the maintenance of all required permits and approvals.

(g)           Seller’s entering into this Agreement shall not constitute a breach or default under any agreement to which Seller is bound and/or to which the Subject Property is subject.

(h)           Seller has provided Buyer with copies of all contracts, permits, leases and other agreements affecting the Subject Property.  Seller has provided Buyer with a copy of an existing survey which shows the Subject Property.

(i)           Seller is in compliance with all applicable laws, statutes, orders, rules, regulations and requirements promulgated by governmental or other authorities relating to the Subject Property.  Seller has not received any notice of any sort of alleged violation of any such statute, order, rule, regulation or requirement.

(j)             Seller represents that, except for documentation pertaining exclusively to the historical presence of EDB in the groundwater on, under and around the Subject Property, it has no documents or data in its possession or control pertaining to:

(i)           any Hazardous Substances (as such term is defined in Section 7(f) herein) handled, used, stored, treated or otherwise applied on the Subject Property;

(ii)           any disposal practices in connection with such Hazardous Substances;

(iii)           any investigation undertaken in connection with the physical or environmental conditions of the Subject Property; and

(iv)           any governmental notices regarding conditions at the Subject Property.

(k)           Seller is not a “foreign person” pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended.

(l)           Seller has not engaged in any dealings or transactions, directly or indirectly, (i) in contravention of any U.S., international or other anti-money laundering regulations or conventions, including, without limitation, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, Trading with the Enemy Act (50 U.S.C. §1 et seq., as amended), any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 and the regulations promulgated thereunder (collectively, the “Patriot Act”), or any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), or (ii) in contravention of Executive Order No. 13224 issued by the President of the United States on September 24, 2001 (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), as may be amended or supplemented from time to time (“Executive Order 13224”) or (iii) on behalf of terrorists or terrorist organizations, including those persons or entities that are included on any relevant lists maintained by the United Nations, North Atlantic Treaty Organization, Organization of Economic Cooperation and Development, OFAC, Financial Action Task Force, U.S. Securities & Exchange Commission, U.S. Federal Bureau of Investigation, U.S. Central Intelligence Agency, U.S. Internal Revenue Service, or any country or organization, all as may be amended from time to time.

(m)           Seller is not an individual (i) that is listed in the Annex to or is otherwise subject to the provisions of Executive Order 13224, (ii) whose name appears on OFAC’s most current list of “Specially Designated Nationals and Blocked Persons,” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf), (iii) who commits, threatens to commit or supports “terrorism,” as that term is defined in Executive Order 13224, or (iv) who has been associated with or is otherwise affiliated with any entity or person listed above.

Each of the above representations is material and is relied upon by Buyer.  Except insofar as Seller has advised Buyer in writing to the contrary, each of the above representations shall be deemed to have been made as of Closing and shall survive Closing.  At Closing, if Buyer so requests, Seller shall deliver to Buyer a certificate in a form satisfactory to Buyer’s counsel stating that each of the above representations is true and correct as of Closing.

If before the Closing Seller discovers any information or facts that would materially change the foregoing warranties and representations, Seller shall immediately give notice to Buyer of those facts and information.  Notwithstanding anything to the contrary set forth in the preceding paragraph, in the event that any of the foregoing warranties and representations are rendered untrue prior to Closing, and Seller is unwilling and/or unable to remedy such problem, Seller shall so notify Buyer in the written notice required above.  Following Buyer’s receipt of such written notice from Seller indicating Seller’s unwillingness or inability to remedy, Buyer may elect to either (1) terminate this Agreement upon written notice to Seller, in which case (i) Seller shall promptly refund the Deposit to Buyer, (ii) the parties shall have no further obligations under this Agreement except for  those obligations which expressly survive the termination of this Agreement, and (iii) Buyer may seek damages equal to its actual costs arising from said breach unless said breach was caused by and/or the result of the actions of one or more third parties not under Seller’s control or “Acts of God,” in which cases, Seller shall not be liable for such damages, or (2) proceed with the purchase of the Subject Property subject to the objections with no reduction in the Purchase Price.

8.           Deposit; Remedies.  The Deposit shall be held by Seller as earnest money for the proper performance of this Agreement on the part of Buyer subject to the terms of this Agreement and shall be duly accounted for at Closing.  In the event that the Closing fails to occur for any reason other than Buyer’s failure to fulfill its obligations hereunder, the Deposit shall be refunded to Buyer forthwith.  The parties acknowledge that Seller has no adequate remedy at law in the event of Buyer’s failure to fulfill its obligations hereunder because it is impossible to compute exactly the damages that would accrue to Seller in such event.  The parties have therefore taken these facts into account in setting the amount of the Deposit and hereunder and hereby agree that:  (i) the Deposit paid by Buyer hereunder is the best pre-estimate of such damages which would accrue to Seller; (ii) the Deposit represents damages and not any penalty against Buyer; and (iii) if Buyer shall fail to fulfill Buyer’s obligations hereunder, the Deposit shall be retained by Seller as its full and liquidated damages in lieu of all other rights and remedies which Seller may have against Buyer at law or in equity for such failure.  In the event that Seller defaults in the performance of any of Seller’s obligations hereunder, Buyer shall, in addition to any and all other remedies provided in this Agreement or at law or in equity, have the right of specific performance against Seller.

9.           Buyer’s Due Diligence.

(a)           Environmental.  Buyer, at its sole expense, has ordered a Phase 1 environmental report (the “Phase I”) and does not intend to perform a Phase 2 investigation of the Subject Property.  Buyer shall furnish a copy of the Phase 1 promptly upon receipt and not later than thirty (30) days after the Effective Date.  If Buyer determines, in its reasonable discretion, that the environmental conditions disclosed in the Phase 1 are unacceptable, Buyer shall notify Seller in writing of such unacceptable conditions (the “Environmental Condition Objection Notice”) within thirty (30) days after the Effective Date.   In the event Seller is unable or unwilling to remedy any such unacceptable Environmental Condition at or prior to Closing, the terms of Section 8 herein shall govern.  The results of any environmental tests shall not be released to any third party by Buyer, its employees or agents or its lender without the express written consent of Seller, unless otherwise required under applicable law.

Notwithstanding anything to the contrary contained in the preceding paragraph, in the event Seller is unwilling and/or unable to remedy such Environmental Condition to which Buyer has objected in the Environmental Condition Notice, Seller shall so notify Buyer in writing no later than ten (10) business days after receiving the Environmental Condition Objection Notice, in which case, Seller shall have no obligation to remedy such Environmental Conditions.  Within ten (10) business days of Buyer’s receipt of such written response from Seller, Buyer may elect to either (1) terminate this Agreement upon written notice to Seller, in which case, Seller shall promptly refund the Deposit to Buyer, Seller shall have no liability for any damages suffered by Buyer, and the parties shall have no further obligations under this Agreement  other than those obligations which expressly survive the termination of this Agreement, or (2) Buyer may waive its objections to such conditions and proceed in accordance with the terms of this Agreement with no reduction in the Purchase Price.

(b)           Title.  This Agreement is being entered into without the benefit of a current title report on the Subject Property.  Buyer, at its sole expense, has ordered such a report from a title insurance company authorized to do business in Connecticut (the “Title Company”), together with copies of all of the documents referred to therein as exceptions, and shall conduct any other investigations with respect to the title and access to the Subject Property that Buyer deems necessary or desirable.  No matter shall be construed as an encumbrance or defect in title so long as such matter is not construed as such under the Standards of Title of the Connecticut Bar Association whenever the Standards shall be applicable.  Within fifteen (15) days after the Effective Date, Buyer shall notify Seller in writing of any exceptions in the title report, in addition to the standard exceptions, which Buyer will require to be removed on or before Closing (the “Title Objection Notice”); any exceptions contained in the Title Commitment which are not objected to by Buyer and which do not materially interfere with the public’s use and enjoyment of the Subject Property shall constitute the “Permitted Encumbrances.”  Thereafter, Seller shall use its reasonable efforts to assure the removal of any such objectionable exceptions or the cure of such objectionable exceptions in a manner acceptable to Buyer at or prior to Closing.  In the event Seller is unable to so remove and/or cure any such exceptions to which Buyer objected on or before Closing, except as set forth below in this Section 9(b), the terms of Section 8 shall govern.

In any event, and regardless of whether such matters are objected to by Buyer in the Title Objection Notice, Seller acknowledges and agrees that Seller must satisfy and discharge all monetary liens and encumbrances affecting the Subject Property at Closing, except any statutory liens for nondelinquent real property taxes and assessments, and Seller further acknowledges and agrees that, unless Buyer otherwise agrees, a monetary lien (other than a lien for not yet due and payable taxes or assessments) shall never constitute a Permitted Encumbrance.  To enable Seller to make conveyance as herein provided Seller may, at the time of recording of the deed, use the purchase money or any portion thereof to clear the title and Seller shall furnish whatever documents or evidence will be required by the title insurance company in order to delete or subordinate to the CE the standard exceptions and monetary liens or encumbrances on or before Closing.

Notwithstanding anything to the contrary contained in the preceding two paragraphs, in the event Seller is unwilling and/or unable to remove any such title exceptions to which Buyer has objected and/or any voluntary or involuntary monetary encumbrance or lien (other than any statutory liens for nondelinquent real property taxes and assessments) regardless of whether such monetary lien was cited in the Title Objection Notice , Seller shall so notify Buyer in writing no later than ten (10) business days after receiving the Title Objection Notice, in which case Seller shall have no obligation to remove such exceptions.  Within ten (10) business days of Buyer’s receipt of such written response from Seller, absent a mutual agreement to extend the Closing Date to provide additional time for Seller’s remediation efforts, Buyer may elect to either (1) terminate this Agreement upon written notice to Seller, in which case Seller shall promptly refund the Deposit to Buyer, Seller shall have no liability for any damages suffered by Buyer and the parties shall have no further obligations under this Agreement other than those obligations which expressly survive the termination of this Agreement, or (2) Buyer may waive its objections to such conditions and proceed in accordance with the terms of this Agreement with no reduction in the Purchase Price, in which case the applicable title matters objected to by Seller in the Title Objection Notice shall become Permitted Encumbrances.

10.           Risk of Loss.  All risk of loss shall remain with Seller until Closing.  In the event the Subject Property is destroyed or damaged prior to Closing, Buyer shall have the right at its option to terminate this Agreement by written notice to Seller, in which event the Deposit shall be returned promptly to the Buyer and the parties shall have no further obligations under this agreement other than those obligations which expressly survive the termination of this Agreement.

11.           Condemnation.  In the event of the taking of all or any part of the Subject Property by eminent domain proceedings, or the commencement of such proceedings prior to Closing, Buyer shall have the right, at its option, to terminate this Agreement by written notice to Seller, in which case Seller shall promptly refund the Deposit to Buyer and the parties shall have no further obligations under this Agreement other than those obligations which expressly survive the termination of this Agreement.  If Buyer does not so terminate the Agreement, then Buyer may, at its option, either (i) proceed to Closing with the Purchase Price reduced by the total of any awards or other proceeds received or to be received by Seller as a result of such proceedings, or (ii) proceed to Closing with an assignment by Seller of all Seller’s right, title and interest in and to any and all such awards and proceeds.  Seller shall notify Buyer in writing of any eminent domain proceedings affecting the Subject Property within five (5) calendar days after Seller learns of such proceedings.

12.           Prorations and Fees.  Real property taxes on the Subject Property and levied and pending special assessments against the Subject Property shall be paid by Seller at all times and shall not be prorated on the date of Closing, though Seller agrees to pay in full any and all amounts due and payable as of the date of Closing.  Any documentary tax or real property transfer tax or gains tax arising out of the conveyance of the CE over the Subject Property shall be paid by Seller.  Seller shall be responsible for paying any additional taxes, penalties and interest, including but not limited to compensatory or roll back taxes, on the Subject Property arising from the termination of a preferential tax classification of the Subject Property.

13.           Notices.  All notices pertaining to this Agreement shall be in writing delivered to the parties personally, by fax, commercial express courier service or by first class United States mail, postage prepaid, addressed to the parties at the addresses set forth in Recital A.  All notices given personally or by fax shall be deemed given when received.  All notices given by mail or by commercial express courier service shall be deemed given when deposited in the mail, first class postage prepaid, or with such courier, addressed to the party to be notified.  The parties may, by notice as provided above, designate a different address to which notice shall be given.

14.           No Broker’s Commission.  Each party represents to the other that it has not used a real estate broker in connection with this Agreement or the transaction contemplated by this Agreement.  In the event any person asserts a claim for a broker’s commission or finder’s fee against one of the parties to this Agreement, the party on account of whose actions the claim is asserted will indemnify and hold the other party harmless from and against said claim and the provisions of this Section shall survive Closing or any earlier termination of this Agreement.

15.           Binding on Successors.  This Agreement shall be deemed a covenant running with the land and shall be binding upon the parties and also upon their heirs, personal representatives,  and other successors in interest.  Neither party shall have the right to assign its interest in this Agreement to any other party.

16.           Additional Documents.  Seller and Buyer agree to execute affidavits customarily required for the issuing of title insurance protecting against mechanics’ liens and parties in possession and such additional documents as may be reasonable and customarily required by a title insurance company.

17.           Non-Foreign Certificate.  Concurrently with the execution of this Agreement, Seller shall execute a Non-Foreign Certificate pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, and shall deliver such certificate to Buyer.  Seller acknowledges that if Seller is unable to certify that it is not a “foreign person,” Buyer may be required to withhold a portion of the Purchase Price at Closing for federal income tax purposes.

18.           Entire Agreement; Modification; Waiver.  This Agreement constitutes the entire agreement between Buyer and Seller pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings.  This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.  No supplement, modification, waiver or amendment of this Agreement shall be binding unless specific and in writing executed by the party against whom such supplement, modification, waiver or amendment is sought to be enforced. No delay, forbearance or neglect in the enforcement of any of the conditions of this Agreement or any rights or remedies hereunder shall constitute or be construed as a waiver thereof.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

19.           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original and which together shall constitute one and the same agreement.

20.           Severability.  Each provision of this Agreement is severable from any and all other provisions of this Agreement.  Should any provision(s) of this Agreement be for any reason unenforceable, the balance shall nonetheless be of full force and effect.

21.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the state in which the Subject Property is located.

22.           Confidentiality.  The parties hereto agree that the terms of this Agreement, including but not limited to the purchase price, shall remain confidential, and that copies of this Agreement, or the contents thereof, shall not be provided to anyone other than the parties or their respective attorneys, employees or representatives without the consent of the parties hereto, unless compelled to produce this Agreement pursuant to legal process, or by a requirement in connection with a sale to a governmental entity, or by law.

23.           Headings.  The headings used in this Agreement are for convenience of reference only and shall not operate or be construed to alter or affect the meaning of any of the provisions hereof.

24.           Seller’s Conditions to Closing.  In addition to the satisfaction of any other conditions set forth in this Agreement and Buyer’s performance of its obligations hereunder, in the event that, on or before the date of Closing, Seller has not obtained the Connecticut Department of Public Utility Control’s approval of the Land Sale application, Seller may terminate this agreement by written notice to Buyer in which case Seller shall promptly refund the Deposit to Buyer and the parties shall have no further obligations under this Agreement other than those obligations which expressly survive the termination of this Agreement.

25.           Next Business Day.  In the event that any date for performance such as, for example, the Due Diligence Date, or notice hereunder falls on a holiday observed in the State of Connecticut or weekend day, the deadline for performance shall be automatically extended to the next business day.

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IN WITNESS of the foregoing provisions, the parties have executed and delivered this Agreement as of the date first set forth above:

SELLER:                                                                                                         BUYER:

THE CONNECTICUT WATER COMPANY                                                                                    TOWN OF WINDSOR LOCKS

By:  /s/ Maureen P. Westbrook                                                                                                          By:  /s/Steven N. Wawruck, Jr.
Name: Maureen P. Westbrook                                   Steven N. Wawruck, Jr.
Title: Vice President, Customer and Regulatory Affairs                    First Selectman
Duly Authorized

EXHIBIT A

PLAN SHOWING SUBJECT PROPERTY

CONSERVATION AND PUBLIC RECREATION EASEMENT

TO ALL PEOPLE TO WHOM THESE PRESENTS SHALL COME, GREETING:

WHEREAS, THE CONNECTICUT WATER COMPANY (together with its successors and assigns, “Grantor”), holds title to _____________ acres of real property located in the Town of Windsor Locks, County of Hartford , State of Connecticut, as more particularly described on Exhibit A attached hereto and incorporated herein (the “Water Works Brook Property”) and depicted on that certain plan entitled “___________________________________________” prepared by _________________ (the “Survey”), which Survey is to be filed with the Town Clerk of the Town of Windsor Locks contemporaneously herewith;

WHEREAS, the TOWN OF WINDSOR LOCKS, a municipality located in the County of Hartford and State of Connecticut will be the grantee of this Conservation Easement (together with any assignee of the Town of Windsor Locks’ rights and obligations hereunder, in whole or in part, the “Holder”).

WHEREAS, in addition to its considerable natural resource value, the Water Works Brook Property is also a scenic and recreational resource of the State of Connecticut and can provide significant aesthetic and passive recreational opportunities for the general public;

WHEREAS, the parties intend that the Grantor and its successors and assigns will remain the fee owners of the Water Works Brook Property and that its use shall be subject to the restrictions set forth in this Conservation Easement;

WHEREAS, the preservation of the Water Works Brook Property and its water resources will yield a significant public benefit for watershed protection, scenic enjoyment, education and protection of important forest and wetland habitat;

WHEREAS, the parties agree that one purpose of this Conservation Easement is to provide for public passive recreation on the land consistent with the protection of its natural resources, conservation of those resources having been the primary reason for the acquisition of this Conservation Easement by the Holder;

WHEREAS, the preservation of open space such as the Water Works Brook Property is consistent with the policies of the United States and the State of Connecticut.  These policies include, but are not limited to, Sections 7-131, 7-131b(a) and Section 12-107f C.G.S., which severally declare it is in the public interest to encourage the preservation of forest land and open space, and to hold open space land in perpetuity for educational, scientific or aesthetic uses;

WHEREAS, the preservation of open space is consistent with the policies of the Town of Windsor Locks;

NOW, THEREFORE, the Grantor, for One Dollar and other good and valuable consideration received to its full satisfaction of the Holder, and in consideration of the mutual covenants, terms, conditions and restrictions herein contained, on behalf of itself and its successors and assigns, does hereby give, grant, bargain, sell, convey and confirm in perpetuity unto the HOLDER and its successors and assigns forever, with WARRANTY COVENANTS, subject only to the title encumbrances listed on Exhibit B attached hereto and incorporated herein, a Conservation Easement in perpetuity, of the nature and character and to the extent hereinafter set forth, over the Water Works Brook Property.  Fee simple ownership of the Water Works Brook Property will remain in all respects vested in the Grantor and its successors and assigns subject to the provisions of the Conservation Easement herein granted.

1. Purpose.  It is the purpose of this Conservation Easement to assure that the Water Works Brook Property will be retained forever in its natural, scenic, forested, and/or open space condition as an important scenic resource, to preserve important wetland and upland habitat, to provide opportunities for public passive recreation and education, and to protect water quality and the public water supply (collectively, the “Conservation Values or Interests”), while preventing any use of the land that will impair or interfere with the Conservation Values or Interests of the Water Works Brook Property described above.  It is the intent of this Conservation Easement that any management activities or alterations of the natural landscape or provision for access or passive recreation shall be consistent with the Conservation Values or Interests set forth above.

2. Prohibited Uses and Activities on the Water Works Brook Property.  Except as expressly permitted in Section 3, Section 4 or Section 7 herein, the following uses and activities are hereby prohibited on  the Water Works Brook Property:

(A)
The placement and/or construction of any building, billboard or other advertising structure, residential dwelling, other structure, paved parking lot, paved driveway, paved road or other temporary or permanent structure or improvement requiring construction, except that a warming hut shall be allowed to be constructed upon written approval by Grantor, as well as other boards and/or commissions of cognizance within the Town of Windsor Locks, as to the use, design and location thereof.

(B)           Commercial harvesting of firewood or timber.

(C)
The removal and/or destruction of live trees, standing or lying dead trees, shrubs or other vegetation, except in the event that the condition and/or location of any tree, shrub, or vegetation constitutes an immediate public hazard or in the event that they are invasive plants. Such exceptions shall include efforts to prevent, control, or remove hazards or invasive plants, including, but not limited to, disease or insect damage.

(D)	The planting of or cultivation of any vegetation listed on the Connecticut Invasive Plant List.

(E)
The destruction of wildlife or its habitat, the application of herbicides, pesticides, fungicides, fertilizers and other agents, or any other use which is, or has the potential to be, detrimental to drainage, flood control, water quality, erosion control, soil conservation, wildlife or the land and water areas in their natural conditions, except the application of herbicides may be allowed to control invasive plants upon written approval by Grantor and the State of Connecticut Department of Environmental Protection, as may be required.

(F)	The quarrying, mining or removal of soils, logging, diking, draining, filling, dredging or removal of wetlands.

(G)
Commercial or industrial activities of any kind, or any other use which is, or has the potential to be, detrimental to drainage, flood control, water quality, erosion control, soil conservation, wildlife, vegetation or the land and water areas in their natural conditions.

(H)
Dumping or storage of trash, ashes, waste, rubbish, garbage, debris, abandoned equipment, parts thereof, soil or other substances or landfill materials of any sort or other unsightly, offensive toxic or hazardous waste material or placement of trash or waste receptacles on the Water Works Brook Property.

(I)
The use of motorized and non-motorized recreational vehicles (unless required by law and/or necessary or desirable for public safety, such as ambulances and fire engines) including, but not limited to, motorcycles, all terrain vehicles, bicycles and snowmobiles.

(J)	Active recreational facilities, including, but not limited to, athletic fields, tennis courts, swimming pools and golf courses.

(K)           Hunting.

(L)           Paving of trails, parking lots or any other area.

(M)           Boat ramp construction.

3. Permitted Uses and Activities on the Water Works Brook Property.  Notwithstanding anything to the contrary set forth in Section 2, the Grantor reserves the right to use the Water Works Brook Property for all purposes that are not expressly prohibited herein provided said use or uses are not inconsistent with the Conservation Values or Interests.  Without limiting the generality of the foregoing, the following rights, which rights the Holder acknowledges and agrees will not unreasonably interfere with the Holder’s rights herein or the use of the Water Works Brook Property by the public, are hereby reserved by the Grantor:

(A)
The right to maintain and reconstruct existing unpaved driveways, footpaths, wood roads, fields, and existing, partially paved parking areas and to make improvements necessary or appropriate to assure safe passage, prevent erosion, or to enhance or protect the natural habitat and watershed resources.

(B)	The right to manage and monitor the Water Works Brook Property for the protection of specific habitat, species and/or resources.

(C)
The right to access, cross and recross the Water Works Brook Property at any time by foot or by motorized vehicle as is reasonably necessary in exercising any of the reserved rights of Grantor, its successors and assigns as set forth in this Conservation Easement, or in the exercise of management of the Water Works Brook Property as required by the police, fire officials, or emergency response units or other local, state or federal government agents in carrying out their lawful duties.

(D)	The right to cut and remove trees and vegetation encroaching on the edges of existing footpaths, wood roads, and parking areas to facilitate public use and enjoyment of the Water Works Brook Property.

(E)
If necessary, the right of the Grantor to undertake any and all activities required to properly abandon the public drinking water supply wells on the Water Works Brook Property in accordance with Connecticut Regulations.

4. Public Access to and Use of the Water Works Brook Property.  Notwithstanding anything to the contrary set forth in Section 2 and Section 3 above, the Grantor grants to the Holder the right to allow public access to the Water Works Brook Property and to use the same for passive recreation purposes consistent with the provisions and purposes of this Conservation Easement, as further delineated below and subject to the following terms and conditions.

(A)
The Grantor and Holder agree to allow the public access to the Water Works Brook Property for passive recreational purposes and to use such trails or other facilities as they may exist or be developed, without charging any user fee to the public.  Passive recreation shall be defined as recreational trail usage (non-motorized), recreational activities which do not require a formalized delineated playing field or area, hiking, picnicking, fishing, cross-country skiing and non-motorized boating. Public access to and recreational use of the Water Works Brook Property shall be limited to the hours between dawn and dusk.

(B)
The Holder shall have the right, but not the obligation, to maintain, improve, repair and/or replace the existing small, partially paved pull-off, parking area, for safe access to the Water Works Brook Property from South Center Street as shown on the Survey.  The Holder also shall have the right, but not the obligation, to construct, maintain, improve, repair and/or replace (i) a gravel parking area to accommodate no more than twelve (12) cars in that area which is approximately 150 feet by 65 feet shown as "proposed parking area" on the Survey; and (ii) a piped drainage outlet and associated storm water management measures appurtenant to such proposed parking area in the northwest corner of the Water Works Brook Property.  Any such improvements to and construction, maintenance, repair and/or replacement of such parking areas and such drainage and storm water management measures shall be at Holder's expense.

(C)	Fishing is allowed subject to all applicable state and local regulations and permitting requirements.

(D)	Dogs must be kept on a leash and under control at all times.

(E)	Motorized and non-motorized recreational vehicles are prohibited.

(F)	Camping is prohibited, except as may be allowed by written permission of the Holder and Grantor.

(G)	Fires of any kind are prohibited, except camp fires may be allowed by written permission from the Holder and Grantor.

(H)	The picking, gathering and/or removal of any plants, fruits, or other vegetation is prohibited.

(I)	The feeding of wildlife and the removal of wildlife are prohibited.

(J)	Horses and horseback riding are prohibited.

(K)	Except as otherwise herein provided, active recreation is prohibited as well as conversion of the land to active uses such as golf courses, athletic fields, swimming pools or tennis courts.

(L)	The Holder shall be permitted to create one or more observation platforms and/or pedestrian bridges on the Water Works Brook Property for wildlife viewing and educational purposes.

(M)	For the purposes of this Conservation Easement, the “public” shall be defined as any resident of any municipality, state, country or nation.

(N)
The Holder shall have the right from time to time to cut and remove trees and vegetation encroaching on the edges of existing footpaths, wood roads and parking areas to facilitate public use and enjoyment of the Water Works Brook Property.

(O)
The Holder, at its sole expense, shall have the right, but not the obligation, to install, maintain, repair and/or replace signage on the Water Works Brook Property acknowledging that said property is a preserved open space area allowing public access for passive recreation and acknowledging the role of The Trust for Public Land and any funders in the protection of the Water Works Brook Property.

5. The Holder’s Rights with Respect to the Water Works Brook Property.  The Holder, at its sole expense, shall have the right, but not the obligation, to mark clearly and maintain any trails identified in Section4(A) above.  Notwithstanding anything to the contrary set forth in the preceding sentence, the Holder may not cut or remove any trees, shrubs and/or vegetation on the Water Works Brook Property, except for any trees, shrubs and/or vegetation (i) the condition and/or location of which constitute an immediate public hazard or invasive plant, as defined in Section 2(C)above, or which impede safe and enjoyable passage on a trail; (ii) trimmed, thinned or removed in connection with the construction of new trails, observation platforms and/or pedestrian bridges and parking areas.  The Holder, upon written notice to and approval by the Grantor (which approval shall not be unreasonably withheld, conditioned or delayed), may enter into an agreement with one or more other qualified entities to assist it in fulfilling their management and/or monitoring responsibilities.  Any rights or uses permitted to the Holder, including specifically those relating to improvements described in Section 4 above shall be subject to the Holder obtaining all applicable governmental permits and approvals required by law.  Nothing in this Conservation Easement shall be construed as giving rise to any right or ability of Holder to exercise physical or managerial control over Grantor’s acts or omissions relating to the Water Works Brook Property, or otherwise to become an “operator” with respect to the Water Works Brook Property, as such term is defined in either the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. §§ 9601 et seq.) or any other successor or related law (collectively, “CERCLA”),and/or the Connecticut General Statutes (as amended from time to time, “C.G.S.”).

6. The Grantor’s Obligations with Respect to the Water Works Brook Property.  The Grantor shall maintain the land in a state that preserves the Conservation Values or Interests of the Water Works Brook Property in conformance with this Conservation Easement.

7. Invasive Species.  The Holder may develop an Invasive Species Management Plan to inventory and control invasive species.  Should the Holder desire to implement such plan, the plan must first be mutually agreed upon by both parties before any control of invasive species takes place.

8. Limitation of the Grantor’s Reserved Rights.  All rights reserved herein by the Grantor may only be exercised subject to the approval of the Holder to the extent required herein and pursuant to all applicable governmental permits and approvals required by law.

9. Environmental Provisions.

(A)	The Grantor warrants that, to its knowledge, the Water Works Brook Property is in material compliance with all applicable Environmental Laws (as defined below).

(B)
The Grantor warrants that it has not received any notices by any governmental authority of any violation or alleged violation of, non-compliance or alleged non-compliance with or any liability under any Environmental Law relating to the operations or properties of the Water Works Brook Property.

(C)
The Grantor warrants that it has no actual knowledge of a release or threatened release of Hazardous Materials (as defined below) on, at beneath or from the property other than the historical presence of EDB in the groundwater on, under and around the Subject Property.

(D)
For the purposes of (A) through (C) above, “Environmental Law” or “Environmental Laws” means any and all Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, guidelines, policies or requirements of any governmental authority regulating or imposing standards of liability or standards of conduct (including common law) concerning air, water, solid waste, hazardous materials, worker and community right-to-know, hazard communication, noise, radioactive material, resource protection, subdivision, inland wetlands and watercourses, health protection and similar environmental health, safety, building and land use as may now or at any time hereafter be in effect, including, but not limited to, CERCLA.  “Hazardous Materials” means any petroleum, petroleum products, fuel oil, waste oils, explosives, reactive materials, ignitable materials, corrosive materials, hazardous chemicals, hazardous wastes, hazardous substances, extremely hazardous substances, toxic substances, toxic chemicals, radioactive materials, infectious materials and any other element, compound, mixture, solution or substance which may pose a present or potential hazardous to human health or the environment.

10. Costs.  The Grantor acknowledges that the Holder has no possessory rights in the Water Works Brook Property, nor any responsibility or right to control, maintain, or keep up the Water Works Brook Property except as expressly set forth in Sections 4 and 5 herein.  The Grantor is responsible for paying and discharging when due all applicable property taxes and assessments and to avoid the imposition of any liens that may impact the Holder’s rights hereunder.  The Grantor is responsible for all costs and responsibility of ownership, control, operation, maintenance, and upkeep of the Water Works Brook Property except as expressly set forth in Sections 4 and 5 herein.

11. Liabilities.  Grantor agrees to release, hold harmless and defend and indemnify Holder and/or its successor and assigns from any and all liabilities, including, but not limited to, injury, losses, damages, judgments, costs, expenses and fees which Holder and/or its successors and assigns may suffer or incur as a result of or arising out of the acts or omissions of Grantor with respect to the Water Works Brook Property.  The Holder agrees to release, hold harmless, defend and indemnify the Grantor and its successors in title from any and all liabilities, including, but not limited to, injury, losses, damages, judgments, costs, expenses and fees which the Grantor or its successors in title may suffer or incur as a result of or arising out of the activities of the Holder on the Water Works Brook Property and as provided for pursuant to Sections 52-557g and 52-557h CGS, subject to the terms of Section 15 herein.

12. Remedies and Enforcement.

(A)
This Conservation Easement granted hereby constitutes a conservation restriction on the Water Works Brook Property (to the extent set forth in Section 6 herein only) in favor of the Holder and its successors and assigns pursuant to Section 47-42a C.G.S.  Pursuant to Section 47-42b C.G.S., this Conservation Easement shall not be unenforceable on account of lack of privity of estate or contract or lack of benefit to particular land.  Pursuant to Section 47-42c C.G.S., this Conservation Easement may be enforced by injunction or proceedings in equity, or in any other manner permitted by law.

(B)	The failure or delay of the Holder, for any reason whatsoever, to enforce this Conservation Easement shall not constitute a waiver of its rights.

(C)
The Grantor is not responsible for injury to or change in the Water Works Brook Property resulting from "acts of God" so called, such as, but not limited to, fire, flood, storm, and earth movement, or from any prudent action taken by the Grantor under emergency conditions to prevent, abate, or mitigate significant injury to the Water Works Brook Property resulting from such causes.

(D)
This Conservation Easement shall not entitle the Holder or its successors or assigns to any right of entry or use of the Water Works Brook Property, except as provided herein and for periodic inspections in a reasonable manner and at reasonable times to ensure compliance with the conservation and passive recreation purposes above.

(E)	Grantor shall permit Holder to inspect the entire Water Works Brook Property to ensure compliance with the terms of this Conservation Easement at least once a year or upon notice of non-compliance.

13. Miscellaneous Provisions.

(A)
The Grantor represents that as of the date of this grant there are no liens or mortgages outstanding against the Water Works Brook Property prior in right to this Conservation Easement, all holders of mortgages or other rights as of the date hereof, if any, having recorded agreements subordinating their rights to this Conservation Easement prior to the recording of this Conservation Easement.  The Holder’s rights to enforce the terms, restrictions and covenants created under this Conservation Easement shall not be extinguished by foreclosure of any mortgage or any publicly or privately placed lien.  The Holder, at its sole discretion, may execute limited subordination to this effect upon written request by the Grantor.

(B)
The covenants agreed to and the terms, conditions, and restrictions imposed by this grant shall not only be binding upon the Grantor, but also its lessees, agents, personal representatives, successors and assigns, and all other successors to Grantor in interest and shall continue as a servitude running in perpetuity with the Water Works Brook Property.

(C)
The Grantor agrees that the terms, conditions, restrictions and purposes of this grant or reference thereto will be inserted by Grantor in any subsequent deed or other legal instrument by which the Grantor divests either the fee simple title or possessory interest in the Water Works Brook Property.

(D)
This Conservation Easement shall be governed by and construed in accordance with the laws of the State of Connecticut.  If any provision(s) of this Conservation Easement or the application thereof to any person or circumstance is found to be invalid, the remainder of the provisions of this Conservation Easement and the application of such provisions to persons or circumstances other than those as to which it is found to be invalid, shall not be affected thereby.

(E)	Any uncertainty in the interpretation of this Conservation Easement shall be resolved in favor of conserving the Water Works Brook Property in its natural and scenic state.

(F)
If this Conservation Easement is extinguished by court order, or the powers of eminent domain, the proceeds of any taking or sale of the unrestricted Water Works Brook Property shall be divided between the Grantor and the Holder  in the same proportion as the value of their respective interests, so calculated, as of the date of this grant, excepting any part of such proceeds attributable to improvements to the Water Works Brook Property made after the date of this grant.  Nothing herein shall constitute, nor be determined to constitute, a waiver of sovereignty by the State of Connecticut in the event that it succeeds to the interest of the Holder.

(G)	The captions herein have been inserted solely for convenience of reference and are not a part of this Conservation Easement and shall have no effect upon construction or interpretation.

(H)
The Holder is authorized to record this Conservation Easement and record or file any notices or instruments appropriate to assuring the perpetual enforceability of this Conservation Easement; for such purpose, the Grantor appoints the Holder its attorney-in-fact to execute, acknowledge and deliver any necessary instrument on its behalf. Without limiting the foregoing, the Grantor agrees to execute any such instruments upon request.

14. Notices.  All notices and requests for approval required hereunder must be made in writing and sent by certified mail, return receipt requested, addressed to the applicable party(ies) at the address set forth below:

If to the Grantor:

The Connecticut Water Company
Attention:  Maureen Westbrook
93 West Main Street
Clinton, CT 06413-1645

If to Holder:

First Selectman
Town of Windsor Locks
50 Church Street
Windsor Locks, CT 06096-2331

Each party may, by notice as provided above, designate a different address to which notice shall be given.

In addition, any notices to the Holder or requests for the Holder’s consent, required or contemplated hereunder, must include, at a minimum, sufficient information to enable the Holder to determine whether proposed plans are consistent with the terms of this Easement and the conservation and passive recreation purposes hereof.

15. Transfer or Assignment of Town’s Interest; Amendment; Subordination.  The parties hereto recognize and agree that the benefits of this Conservation Easement are in gross and transferable or assignable, and the Holder hereby covenants and agrees that in the event it transfers or assigns the easement it holds under this indenture, the organization receiving the interest will be a qualified organization as that term is defined in Section 170(h)(3) of the Internal Revenue Code of 1986 (or any successor section) and the regulations promulgated thereunder, which is organized and operated primarily for one of the conservation purposes specified in Section 170(h)(4)(A) of the Internal Revenue Code, and Holder further covenants and agrees that the terms of the transfer or assignment will require the transferee or assignee to accept and assume all of the Holder’s rights and obligations hereunder.  Notwithstanding anything to the contrary set forth in this Conservation Easement, Holder shall also have the right, but not the obligation, to transfer or assign, in whole or in part, its interest in this Conservation Easement to the State of Connecticut at any time, provided that the Holder delivers advance written notice to the Grantor of its intention.  If the Holder elects to so transfer or assign all or any portion of its interest in this Conservation Easement to the State of Connecticut, (a) the parties agree that such transfer or assignment (i) will permit Holder and the State of Connecticut to hold jointly the monitoring rights and enforcement powers granted herein, (ii) will permit Holder and the State of Connecticut to exercise such monitoring rights and enforcement powers independently, (iii) will permit Grantor and its successors in title to exercise all of its rights, including monitoring and enforcement rights, against either or both of the Holder or the State of Connecticut, subject to the terms of (iv) and (v) herein, (iv) will not require Holder to indemnify Grantor or its successors in title for the acts or omissions of the State of Connecticut, and (v) will not require the State of Connecticut to indemnify Grantor or its successors in title for the acts or omissions of the Holder, and (b) the parties covenant to execute and deliver an amendment to this Conservation Easement, as necessary to address the requirements of the State of Connecticut, provided that such amendment shall not substantively affect the Grantor’s rights and obligations hereunder.  Alternatively, Grantor agrees to grant to the State of Connecticut a conservation easement on substantially the same terms and conditions as this Conservation Easement within thirty (30) calendar days after a request to do so by Holder, and Holder agrees to subordinate its interest in this Conservation Easement to such conservation easement in favor of the State of Connecticut.

16. Binding on Successors.  This Conservation Easement shall be deemed a covenant running with the land and shall be binding upon the parties and also upon their respective personal representatives, assigns, and other successors in interest.

TO HAVE AND TO HOLD the above granted and bargained Conservation and Public Recreation Easement unto said Holder and its successors and assigns forever.

IN WITNESS WHEREOF, the Grantor has hereunto set its hand and seal at __________________, Connecticut as of this _____ day of _____________, 2009.

Signed, Sealed and Delivered                                        GRANTOR:
in the presence of:

(NAME)                                                    THE CONNECTICUT WATER COMPANY

__________________________________
Witness:                                                    By: _________________________________

                        Its
__________________________________
Witness:

STATE OF CONNECTICUT                               :
 :           ss.  ______________                                    ___________, 2009
COUNTY OF                                                         :

Personally appeared __________________, _________________ of THE CONNECTICUT WATER COMPANY, signer and sealer of the foregoing instrument, and acknowledged the same to be his/her free act and deed as such _______________ and the free act and deed of said company, before me.

______________________________

Commissioner of the Superior Court
Notary Public
My Commission Expires:

ACCEPTANCE BY THE TOWN OF WINDSOR LOCKS:

The above and foregoing Conservation Easement is hereby accepted by the Town of Windsor Locks.

Signed, Sealed and Delivered
in the presence of:

TOWN OF WINDSOR LOCKS, a municipal
corporation in the State of Connecticut

__________________________________
Witness:                                                                       By: _________________________________
Steven N. Wawruck, Jr.
Its First Selectman
__________________________________
Witness:

STATE OF CONNECTICUT                              :
:           ss.  ______________                                    ___________, 2009
COUNTY OF                                                        :

Personally appeared Steven N. Wawruck, Jr., First Selectman of the TOWN OF WINDSOR LOCKS, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed as such officer and the free act and deed of said municipality, before me.

______________________________

Commissioner of the Superior Court
Notary Public
My Commission Expires:

EXHIBIT A

DESCRIPTION OF THE WATER WORKS BROOK PROPERTY

EXHIBIT B

EXISTING TITLE ENCUMBRANCES